Exhibit 99.2

NEWS RELEASE

Natera Announces Pricing of Follow-On Offering

AUSTIN, Texas, November 15, 2022—Natera, Inc. (Nasdaq: NTRA), a global leader in cell-free DNA (cfDNA) testing, today announced the pricing of its underwritten public offering of 11,430,000 shares of its common stock at a price to the public of $35.00 per share. Closing of the offering is expected to occur on November 18, 2022, subject to customary closing conditions. In addition, Natera has granted the underwriters a 30-day option to purchase up to an additional 1,714,500 shares of its common stock at the public offering price less the underwriting discounts and commissions.

Morgan Stanley, Cowen and SVB Securities are acting as joint book-running managers for the offering. Baird is acting as lead manager for the offering. BTIG, Canaccord Genuity, Craig-Hallum and Stephens Inc. are acting as co-managers for the offering.

The securities described above are being offered pursuant to an automatically effective shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission on November 15, 2022. The offering is being made only by means of an effective registration statement, including a preliminary prospectus and, when available, final prospectus, copies of which may be obtained by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926; or SVB Securities LLC Attention: Syndicate Department 53 State Street, 40th Floor Boston, MA 02109 by telephone at 1-800-808-7525 ex. 6132 or by email at syndicate@svbsecurities.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Natera

Natera™ is a global leader in cell-free DNA testing, dedicated to oncology, women's health, and organ health. We aim to make personalized genetic testing and diagnostics part of the standard of care to protect health and enable earlier, more targeted interventions that help lead to longer, healthier lives. Natera's tests are validated by more than 100 peer-reviewed publications that demonstrate high accuracy. Natera operates ISO 13485-certified and CAP-accredited laboratories certified under the Clinical Laboratory Improvement Amendments (CLIA) in Austin, Texas and San Carlos, California.

Forward-looking Statements

Except for historical information, certain statements in this press release, including statements regarding the closing of the follow-on offering are forward-looking in nature and are subject to risks, uncertainties and assumptions about Natera and its business, including, without limitation, risks and uncertainties related to satisfaction of the closing conditions related to the follow-on offering. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Any forward-looking statements are based on Natera’s current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Natera makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change, except as required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Natera’s business in general, please refer to the “Risk Factors” section in Natera’s automatically effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2022, including the documents incorporated by reference therein, including its Annual Report on Form 10-K filed with the SEC on February 25, 2022 and its Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2022, August 5, 2022 and November 9, 2022.

Natera Contacts

Investor Relations

Mike Brophy, CFO, Natera, Inc., 650-249-9090

Media

Lesley Bogdanow, VP of Corporate Communications, Natera, Inc., pr@natera.com